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Education Management Announces Intention to Voluntarily Delist Shares From NASDAQ

PITTSBURGH, Oct. 23, 2014 - Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today announced that it intends to voluntarily delist its common stock from The Nasdaq Global Select Market and to subsequently deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The company and its subsidiaries also intend to suspend their reporting obligations under the Exchange Act, which they are eligible to do because each class of their securities has fewer than 300 stockholders of record.
The company believes it is currently in compliance with all of its Nasdaq listing requirements. Consistent with other cash management and cost reduction measures that have been implemented by the company, the Board of Directors concluded that the costs of compliance, the demands of management's time and the company resources required to continue its SEC reporting obligations and maintain its Nasdaq listing were greater than the benefits received by the company and its stockholders from being a listed company. The company announced in September 2014 that it has entered into a Restructuring Support Agreement with creditors holding in excess of 94 percent of the company’s aggregate debt and the company’s principal shareholders pursuant to which, among other things, the company's existing shareholders would retain 4 percent of the outstanding common stock after giving effect to the conversion of new preferred stock to be issued to creditors and receive warrants to purchase an additional 5 percent of the common stock.
EDMC expects to file a Form 25, Notification of Removal from Listing and/or registration under Section 12(b) of the Exchange Act with the SEC and Nasdaq on or about Nov. 3, 2014. The Form 25 will become effective 10 days after it is filed. Upon its effectiveness, the company anticipates that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities. The company expects its common stock will continue to trade on the Pink Sheets, so long as market makers continue to make a market in the company's common stock.
The company also intends to deregister its common stock with the SEC and become a non-reporting company under the Exchange Act. The company and its subsidiaries intend to file a Form 15 upon the effective date of the Nasdaq delisting. As of the date of the filing of the Form 15, the obligation of the company and its subsidiaries to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 12(g) of the Exchange Act, which is expected to occur 90 days after the filing of the Form 15.

About Education Management Corporation
Education Management Corporation (www.edmc.edu) is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The company offers academic programs to students through campus-based and online instruction, or through a combination of both. The company is committed to offering quality academic programs and strives to improve the learning experience for its students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.

Cautionary Statement
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are based on information currently available to management, concern the company's strategy, plans, intentions or expectations and typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” "projects," or similar words, although the absence of such words does not mean that any particular statement is not forward-looking. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors including, without limitation, the possibility that the company will fail to consummate the restructuring plan due to the failure to obtain regulatory or shareholder approval or otherwise, the possibility that delisting and deregistration will not produce the expected benefits or will have adverse consequences, including that delisting and deregistration will not reduce administrative expenses, the possibility that market makers will not continue to make a market for the company’s common stock, the timing of the delisting and deregistration, the possibility that the company’s common stock will not be quoted on the Pink Sheets, the possibility that there may not be an active trading market for our securities if we voluntarily delist and deregister, the possibility that delisting and deregistration could adversely affect the price and liquidity of our securities, and the factors set forth in our filings with the Securities and Exchange Commission including, without limitation, our annual report on Form 10-K for the fiscal year ended June 30, 2014 under the caption "Risk Factors." Any forward-looking statements contained in this release speak only as of the date of such release, and we caution existing and prospective investors not to place undue reliance on such statements. Such forward-looking statements do not purport to be predictions of future events or circumstances, and therefore, there can be no assurance that any forward-looking statement contained our releases will prove to be accurate. The company undertakes no obligation to update or revise any forward-looking statements.